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                                                                     Exhibit 3.6

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:30 PM 02/12/1993
930435427 - 696906

                            CERTIFICATE OF AMENDMENT
                        TO ARTICLES OF INCORPORATION OF
                             AEROSONIC CORPORATION

     AEROSONIC CORPORATION, a corporation of the State of Delaware (the "Corporation"), whose registered office is located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, certifies pursuant to the provisions of Section 242 of the General Corporation Law of Delaware, as amended, that at a meeting of the stockholders of said Corporation, called for the purpose of amending the Articles of Incorporation, held June 27, 1980, it was resolved by the vote of the holders of a majority of the shares of each class entitled to vote and by a majority of the shares of each class whose rights, privileges or preferences are changed, that Article Four of the Articles of Incorporation is deleted and the following new Article Four is substituted in lieu thereof:

               FOURTH: This corporation shall have authority to issue 8,000,000 shares of Common Stock with a par value of $.40 per share. The holders of Common Stock shall be entitled to one vote for each share held at all meetings of the Stockholders of the Corporation, and such shares shall be fully paid and non-assessable.

     The remainder of the Articles of Incorporation of the Corporation shall remain in full force and effect.

                                              AEROSONIC CORPORATION
                                              a Delaware Corporation


                                              By: /s/ David S. Goldman
                                                  ------------------------------
                                                  David S. Goldman
                                                  President

                                              Attest:


                                                  /s/ Rita M. Redman
                                                  ------------------------------
                                                  Rita M. Redman
                                                  Secretary

STATE OF FLORIDA   )
COUNTY OF FINELLAS )

     The foregoing instrument was acknowledged before me this 12th day of February, 1993, by DAVID S. GOLDMAN and RITA M. REDMAN, as President and Secretary, respectively, of AEROSONIC CORPORATION, a Delaware corporation, on behalf of said corporation, who are well known to me, and who did not take an oath.


                                              /s/ Patricia D. Graf
                                              ----------------------------------
                                              Notary Public
                                              Print Name: Patricia D. Graf
                                              My Commission Expires:

                                                                          [SEAL]